EXHIBIT 10.12

SHARES FOR DEBT AGREEMENT

This SHARES FOR DEBT AGREEMENT (this "Agreement") is made and entered into as of  August 20, 2008, by and between NEWPORT GOLD, INC., a Nevada corporation (the "Company"), and  Shahid Akhtar whose address is Apt. 309 Belhassa Apt., Diera, Dubai, UAE ("Akhtar"), with reference to the following facts:

RECITALS

WHEREAS, though an assignment agreement dated for reference August 20, 2008, Ann Pineau assigned U.S. $50,000 of the debt owed to her by the Company (the "Debt Amount") to Akhtar; and

WHEREAS, the Company has agreed to issue to Akhtar and Akhtar has agreed to accept 1,000,000 restricted shares of the Company's common stock as complete settlement of the Debt Amount;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively "parties" and individually a "party") agree as follows:

AGREEMENT

1.     The Company agrees to issue to Akhtar and Akhtar agrees to accept, 1,000,000 restricted shares of the Company's common stock (the "Shares") as complete payment and settlement of the Debt Amount and any and all other amounts due or accrued to Akhtar for the debt acquired from Derek Bartlett in the assignment agreement dated August 20, 2008.

2.     Upon issuance of the Shares, Akhtar's hereby, for Akhtar and all past and present agents, executors, administrators, trustees, partners, representatives, controlled entities and affiliates, successors and assigns, forever discharges and releases the Company and each of its past and present employees, agents, representatives, controlled entities and affiliates, successors and assigns from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which Akhtar's had or may have arising out of the Debt Amount.

3.     This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Nevada. The language and all parts of this Agreement shall be in all cases construed as a whole according to its very meaning and not strictly for or against any individual party.

4.     Solely for establishing that the issuance of the Shares to Akhtar, Akhtar's is exempt from the registration requirements of Section 5 of the Securities Act of 1933 (as amended, the "Securities Act") and comparable provisions of state blue-sky laws, Akhtar's represents and warrants to Newport as follows:

(a)   Akhtar is a “non-U.S. person” as that term is defined in Regulation S of the Securities Act, as set forth in Schedule A hereto. The transfer and deemed sale of the Shares is to be completed in an offshore transaction, as defined in Rule 902(h) of Regulation S of the Securities Act, as now in effect and Akhtar shall submit to Newport such further assurances of such status as may be reasonably requested by Newport.

(b)   Akhtar is not acquiring the Shares for the account or benefit of a U.S. person.

(c)   Akhtar was not in the United States at the time the offer to purchase the Shares was received or at the time this Agreement was executed.

(d)   Akhtar understands and agrees to resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act.

(e)   Akhtar acknowledges that Newport and its transfer agent are required to refuse to register any sale of the Shares unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act.

(f)    Akhtar agrees not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act.

(g)   Akhtar's understands and agrees that the certificate evidencing the Shares shall be endorsed with the legend in substantially the form set forth below:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."

        (h)   In addition to the foregoing, Akhtar's hereby makes all of the investment representations set forth on Exhibit A attached hereto, which are incorporated by reference herein.

5.     This Agreement memorializes and constitutes the entire agreement and understanding among the parties regarding the subject matter hereof, and supersedes all prior negotiations, proposed agreements and agreements, whether written or unwritten. The parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this Agreement, and the parties further acknowledge that they have not executed this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact, or matter, not expressly recited in this Agreement.

6.     The parties shall hereafter execute all documents and do all that is necessary, convenient or desirable in the reasonable opinion of the other party to effect the provisions of this Agreement.

7.     For the convenience of the parties to this Agreement, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the parties as one and the same instrument. It is the intent of the parties that a copy of this Agreement signed by any party shall be fully enforceable against that party.

8.     Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and, in lieu of such illegal or invalid provision, there shall be added a provision as similar in terms and amount to such illegal or invalid provision as may be possible and, if such illegal or invalid provision cannot be so modified, then it shall be deemed not to be a part of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

NEWPORT GOLD, INC.

By:_________________________________
                Derek Bartlett. CEO

___________________________________
Shahid Akhtar

SCHEDULE A

DEFINITION OF U.S. PERSON

A “U.S. Person” is defined by Regulation S of the Act to be any person who is:

(a)     any natural person resident in the United States;

(b)     any partnership or corporation organized or incorporated under the laws of the United States;

(c)     any estate of which any executor or administrator is a U.S. person;

(d)     any trust of which any trustee is a U.S. person;

(e)     any agency or branch of a foreign entity located in the United States;

(f)      any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(g)     any partnership or corporation if:

                      i.            organized or incorporated under the laws of any foreign jurisdiction; and

                     ii.            formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited Subscribers [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

In connection with the purchase of Shares, I, the undersigned, represent to the Company as follows:

1.     The Company May Rely on These Representations. I understand that the Company's sale of the shares to me has not been registered under the Securities Act of 1933, as amended, (“Securities Act”) because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends upon the representations I am making to the Company in this document being true and correct.

2.     I am Purchasing for Investment. I am purchasing the shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the shares is being purchased and shall be held solely for my account, except to the extent I intend to hold the shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. My investment intent is not limited to my present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3.     I Can Protect My Own Interests. I can properly evaluate the merits and risks of an investment in the shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4.     I am Informed About the Company. I am sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the shares.

5.      I Recognize My Economic Risk. I realize that the purchase of the shares involves a high degree of risk, and that the Company's future prospects are uncertain. I am able to hold the shares indefinitely if required, and am able to bear the loss of my entire investment in the shares.

6.      I am Familiar with Regulation S.  I am familiar with Regulation S and understands that the Shares:

(a)    have not been registered under the Act,

(b)   will be issued in reliance on Regulation S and, therefore, cannot be sold or transferred except in compliance with Regulation S unless they are subsequently registered under the Act or another exemption from such registration is available, and

(c)   are subject to resale restrictions as set forth in Section 2.9 of this Agreement and the Investor may not be able to liquidate its investment in the event of an emergency or pledge the Shares as collateral security for loans. In this connection, the Investor represents that it is familiar with Regulation S as currently in effect, and understands the resale limitations imposed thereby and by Section 4 of the Shares for Debt Agreement. I acknowledge and understand that the Company's reliance upon such exemptions under Regulation S is predicated in part on my representations contained herein.

I confirm I am:

(d)    not a U.S. person (as that term is used in Regulation S),

(e)    not located in the U.S.,

(f)     acquiring the Shares in an offshore transaction,

(g)    not acquiring the Shares for the account or benefit of any U.S. person,

(h)    not offering or have agreed to sell, and will not offer or sell the Shares (including by any short sale, put or sale of a call) in the United States or to or for the account or benefit of any U.S. person; and

(i)     not interested in and will not engage in a hedging transactions with regards to the Shares unless in compliance with the Securities Act.

7.     I am Familiar With Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of "restricted securities" like the shares acquired from an issuer in a non-public offering. I understand that my ability to sell the shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than one year after my purchase and full payment (within the meaning of Rule 144) for the shares; and (iii) if I am an affiliate of the Company, or a non-affiliate who has held the shares less than two years after my purchase and full payment:

(a)     the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended,

(b)     the amount of shares being sold during any three month period not exceeding the specified limitations stated in Rule 144, and

(c)     timely filing of a notice of proposed sale on Form 144, if applicable.

8.     I Know Rule 144 May Never be Available. I understand that the requirements of Rule 144 may never be met, and that the shares may never be saleable. I further understand that at the time I wish to sell the shares, there may be no public market for the Company's stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude me from selling the shares under Rule 144 even if the one-year minimum holding period had been satisfied.

9.     I Know I am Subject to Further Restrictions on Resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following:

(a)     my written notice to the Company containing detailed information regarding the proposed sale,

(b)     my providing an opinion of my counsel to the effect that such sale will not require registration, and

(c)     the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10.    I Know I May Have Tax Liability Due to the Uncertain Value of the Shares. I understand that the Board of Directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of my purchase is substantially greater than the Board's appraisal. I understand that any additional value ascribed to the shares by such an IRS determination may constitute ordinary income to me as of the purchase date, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability.

11.    Agreement. By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and my intent for the Company to rely on such statements in issuing the shares to me.

Dated for reference as of: August 20, 2008

___________________________________
Shahid Akhtar

EXHIBIT B

R E L E A S E

KNOW ALL MEN BY THESE PRESENTS that in consideration of the total payment of 1,000,000 shares  of Common Stock (the “Shares”) in the capital stock of Newport Gold, Inc. (“Newport”) Shahid Akhtar (the “Releasor”) (the receipt of all which is hereby acknowledged), the Releasor DOES HEREBY REMISE RELEASE AND FOREVER DISCHARGE Newport and any of its successors and assigns, directors, officers, employees, or agents (collectively, the “Releasees”) of and from any and all manner of actions, causes of actions, suits, debts, contracts, claims, demands, damages and obligations to pay anything (including without limitations, money, expense allowances, sales commissions, shares of warrants) of any nature of kind whatsoever which any of the Releasors have or at any time hereafter can, shall or may have, for or by reason of, or arising out of any cause, matter or thing whatsoever occurring or existing up to and inclusive of the date of these presents and in particular, but DO HEREBY REMISE, RELEASE AND FOREVER DISCHARGE the Releasees of and from any claims and demands of any nature of kind whatsoever which any of the Releasors now have or at any time hereafter can, shall or may have, for or by reason of, or arising out of any agreements, whether written or verbal, between any of the Releasors and Releasees in respect of the debt of $50,000 owed by Newport to the Releasor as evidenced by Schedule “A” to this Release.

AND IT IS UNDERSTOOD AND AGREED that the Releasors will neither jointly or separately make any claim or claims or take any proceedings against any person, corporation, partnership or partly might result in a claim for contribution or indemnity from any of the Releases and if any of the Releasors make such a claim or take such proceedings then each of the Releasors jointly and separately covenants and agrees to save harmless and indemnify each of the Releases of any from any and all liabilities, damages, interest, costs (including legal fees and disbursements as between legal counsel and own client), expenses and compensation of whatsoever kind in respect of any such claim for contribution and indemnify or otherwise.

IT IS FURTHER UNDERSTOOD AND AGREED that this is a compromise settlement of a disputed claim and that the consideration for this Release shall not be deemed to be or be construed as an admission of liability by the Releasees to the undersigned.

The Releasors have consulted with and been advised by their legal counsel before entering into the settlement herein contained and the board of directors thereof have duly considered and authorized the execution of this Release by way of resolutions attached hereto and warrants that the signatory hereto is of full capacity and has the authority to execute and deliver this Release, and that the Releasors have not been influenced to any extent whatsoever in making this Release by any representations or statements regarding the said loss or damaged or regarding any other matters made by any of the parties who will be released or by any person or persons representing the parties who will be released.  Further, the Releasors understand and agree that no representations, warranties or covenants are being made as to (1) the past, present or future value of the Shares, or the business or as to the future viability of Newport. According, the Releasors waive their right to make any claim against the Releases.

IN WITNESS WHEREOF the Releasors have duly executed this Release effective as of August 20, 2008.

Per: Authorized Signatory
Print Name: Shahid Akhtar

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EXHIBIT C

ACKNOWLEDGEMENT OF DEBT HOLDER

TO: Newport Gold, Inc. (“Newport”)

The undersigned, Shahid Akhtar, (“Debt Holder”) hereby acknowledge that:

  this Acknowledgement is given in connection with the Shares for Debt Conversion Agreement with between Newport and Debt Holder, whereby the Debt Holder is to receive 1,000,000 shares of common stock of Newport as full satisfaction of $50,000 (the “Debt”) owed to the Debtholder by Newport.
  the debt of $50,000 owed is a bona fide, accrued debt of Newport;
  the undersigned  has been informed and fully understand that by accepting shares of Newport in satisfaction of the Debt the Debtholder will become a shareholder of Newport and may receive less proceeds in the event of dissolution or liquidation of the assets of Newport than it would receive by remaining a creditor of Newport;
  Debtholder has been informed and fully understand it will receive restricted securities issued in reliance on applicable exemptions to the securities laws in United States and as a consequence:
    Debtholder will not have certain protections, rights and remedies provided under the securities laws to purchasers of shares distributed by way of prospectus, including statutory rights of rescission and damages;
    Debtholder may not receive information that would otherwise be required to be provided to it under applicable securities laws;
    Newport is relieved of certain obligations that would otherwise apply under securities laws; and
    resale of the securities received is restricted for a certain period of time;
  Debtholder has been informed and fully understand that it may seek independent legal, accounting or financial advice as to the merits of accepting securities in satisfaction of the debt.

DATED for reference this 20th day of August, 2008.

SHAHID AKHTAR
Witness: __________________________	Signature of Debt Holder
Print Name

Print Address

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